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Harmon and Company, CPA Letterhead

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

   We hereby consent to the use in this Registration Statement of our report included herein dated March 26, 1998, except as to Note 4, as to which the date is July 10, 1998, relating to the consolidated financial statements of Fix-Corp International, Inc. and subsidiaries, to the incorporation by reference of such report included indicated in the Company's annual report on Form 10-KSB for the years ended December 31, 1996 and 1997.

                                            /s/
                                            Harmon and Company, CPA, Inc.

Dublin, Ohio
July 24, 1998